EXHIBIT 21


            SIGNIFICANT SUBSIDIARIES OF SELAS CORPORATION OF AMERICA



  SUBSIDIARY                                PLACE OF INCORPORATION

  CFR-CECF Forumi-Ripoche                              France

  CFR Portugal                                         Portugal

  Deuer Manufacturing, Inc.                            Ohio

  Nippon Selas                                         Japan

  Resistance Technology GmbH                           Germany
  Vertrieb von Elecktronikteilen

  Resistance Technology, Inc.                          Minnesota

  RTI Electronics, Inc.                                Delaware

  RTI Tech PTE LTD.                                    Singapore

  RTI Export, Inc.                                     Barbados

  SEER                                                 France

  Ermat S.A.                                           France

  Selas SAS                                            France

  Selas Italiana, S.r.L.                               Italy

  Selas Waermetechnik, GmbH                            Germany